MICHAEL W. SANDERS
                                 ATTORNEY AT LAW
                            20333 S.H. 249, SUITE 600
                              HOUSTON, TEXAS 77070
                            TELEPHONE (832) 446-2599
                            FACSIMILE (832) 446-2424


                                  June 2, 2006

Houston American Energy Corp.
801 Travis Street, Suite 2020
Houston, Texas 77002

Gentlemen:

     You have requested that I furnish you my legal opinion with respect to the legality of the following described securities of Houston American Energy Corp. (the "Company") covered by a Form SB-2 Registration Statement, as amended through the date hereof (the "Registration Statement"), initially filed with the Securities and Exchange Commission (File No. 333-________; initially filed on Form SB-2) by the Company on June __, 2006 for the purpose of registering such securities under the Securities Act of 1933:

     1. 2,125,000 shares of common stock, $.001 par value (the "Note Placement Shares"), issued pursuant to the conversion of 8% Subordinated Convertible Promissory Notes due 2010 (the "Notes"), offered by certain existing holders;

     2. 5,533,333 shares of common stock offered by certain existing holders (the "2006 Placement Shares");

     3.   191,250 shares of common stock (the "Note Placement Warrant
          Shares") issued pursuant to the exercise of certain warrants, offered by certain existing holders; and

     4.   415,000 shares of common stock (the "2006 Placement Warrant
          Shares"), issuable upon exercise of certain warrants (the Note Placement Shares, 2006 Placement Shares, Note Placement Warrant Shares and the 2006 Placement Warrant Shares, collectively, being the "Registered Securities").

     In connection with this opinion, I have examined the corporate records of the Company, including the Company's Certificate of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Registration Statement, and such other documents, records and statutes as I deemed relevant in order to render this opinion. Based upon the foregoing, it is my opinion that the Registered Securities, when sold and issued in accordance with the Registration Statement and the final prospectus thereunder, and for the consideration therein referred to, will be legally issued, fully paid, and non-assessable.


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     In giving the opinions expressed above, I advise that my opinions herein are with respect to federal laws of the United States of America and the laws of the State of Delaware.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding my firm and the use of my name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                        Very truly yours,


                                        /s/ Michael W. Sanders

                                        Michael W. Sanders